Exhibit 99.1

Solera Schedules Release of Fourth Quarter and Fiscal Year 2007 Earnings Announcement

SAN DIEGO, July 30, 2007 /PRNewswire/ — Solera Holdings, Inc. (NYSE: SLH), a leading global provider of software and services to the automobile insurance claims processing industry, today announced that it will release its fourth quarter and fiscal year 2007 financial results after the market close on September 6, 2007.  A conference call will be hosted by Tony Aquila, chairman and chief executive officer, and Jack Pearlstein, chief financial officer, at 4:30 pm (Eastern Time) that afternoon.

The conference call will be webcast live on the Internet and can be accessed by visiting: http://www.solerainc.com. A replay will be available on the Solera website until midnight on September 20, 2007.

A live audio broadcast of the call will be accessible to the public by calling 800.561.2693 or 617.614.3523; please enter the following access code when prompted: 54244858. Callers should dial in approximately ten minutes before the call begins.

About Solera

Solera is the leading global provider of software and services to the automobile and insurance claims processing industries. Solera has operations in 49 countries across 5 continents. The Solera companies include Audatex in the United States, Canada, and in more than 35 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at www.solerainc.com.

Contact Us:

Investor and Analyst Contacts:
Jack Pearlstein

Solera Holdings, Inc.

925-866-4865

jack.pearlstein@solerainc.com

John Schwinn

Solera Holdings, Inc.

925-790-4002

john.schwinn@solerainc.com

Jim Prout

Taylor Rafferty
212-889-4350
solera@taylor-rafferty.com

Press Contact:
John P. Dudzinsky
Taylor Rafferty
212-889-4350
solera@taylor-rafferty.com

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